 FOR IMMEDIATE RELEASE
                                     Investor Contact:    Kristen Sheppard, Esq.
                                                          Investor Relations
                                                Investor-relations@enterasys.com

                                          Media Contact:       Drew Miale
                                                               Press Relations
                                                               (978- 684-1201)

                                                          dmiale@enterasys.com

          ENTERASYS NETWORKS REPORTS SECOND QUARTER FISCAL 2003 RESULTS

   COMPANY REPORTS 3.8% SEQUENTIAL GROWTH IN TOTAL REVENUE, INCLUDING A 7.4%
                     SEQUENTIAL INCREASE IN PRODUCT REVENUE

ANDOVER, MA- JULY 24, 2003-- -- Enterasys Networks Inc. (NYSE: ETS), a leading provider of Business-Driven Networks(TM) for enterprise customers, today announced financial results for its second fiscal quarter ended June 28, 2003. Net revenue for the second quarter increased 3.8 % to $108.4 million, compared with net revenue of $104.5 million for the first quarter of 2003. Product revenue for the second quarter increased 7.4% to $80.0 million, compared to $74.5 million for the first quarter of 2003.

The Company reported that its new high end Layer 3 switching platform, the N-Series, which was generally available to customers on May 15th, represented approximately 9% of product shipments in the second quarter. The Company noted that it expects the N-Series to represent an increasing proportion of its overall product revenue mix going forward.

 "Our second quarter product revenue growth is continued validation of the fact that Enterasys remains a formidable competitor in the enterprise data networking market," stated William K. O'Brien, Chief Executive Officer of Enterasys Networks. "We believe that continued execution on our product roadmaps, coupled with focused sales and marketing initiatives yielded tangible positive results in the second quarter. We are particularly encouraged with the early momentum and the market's reception of the N-Series."

The Company's overall gross margin for the second quarter was 50.3%, compared to a gross margin of 50.7% in the first quarter. In addition, product gross margin showed continued improvement and increased to 46.0% in the second quarter compared to 44.2% in the first quarter of 2003. This margin increase was achieved despite the fact that the high margin N-Series was only available for 45 days of shipment.

Net loss available to common shareholders for the second quarter of fiscal 2003, which includes an $8.2 million special charge related to restructuring costs primarily associated with workforce reductions, and a $16.1 million charge for the write down of certain minority investments, was $35.4 million, or $0.17 loss per share. This compared with a net loss of $14.5 million, or $0.07 loss per share for the first quarter of fiscal 2003. The Company announced it commenced a workforce reduction initiative in the second quarter to reduce its workforce by approximately 16.5%, or 270 employees.

As of June 28, 2003, the Company had $215.5 million of cash and marketable securities on hand, including $19.9 million of restricted cash.

"Our product sales growth coupled with our continuing cost reduction efforts represent significant steps forward in bringing the Company's cost structure and resources in line with our strategic goals," stated O'Brien. "We remain focused on aligning our resources more closely with industry best practices and better positioning the Company for long term growth. By doing this, we will deliver greater value to our customers, partners, employees, and shareholders."

O'Brien concluded, "We remain optimistic about our business opportunities but cautious in the short term given the lingering uncertainty about the global economic environment. We remain confident in our ability to execute against our strategy and committed to our stated goals."

CONFERENCE CALL:
Enterasys Networks will host a conference call today at 5:00 pm ET to further discuss these results. The live call may be accessed from the investor relations section of Enterasys' website at http://www.enterasys.com/corporate/ir/ . The call will also be available for replay beginning at 8:00 pm ET on July 24th and ending August 7, 2003. To access the replay, dial 877-519-4471 and enter pass code 4033085 or visit the investor relations section of Enterasys' website located at http://www.enterasys.com/corporate/ir/.

ABOUT ENTERASYS NETWORKS

Enterasys Networks (NYSE: ETS) is a leading worldwide provider of Business-Driven Networks(TM) for enterprise-class customers. Enterasys' innovative network infrastructure offerings deliver the security, productivity and agility benefits required by Global 2000 organizations, coupled with the industry's strongest service and support. For more information on Enterasys and its products, including multilayer switches and routers, wireless LANs, VPN, network management, and intrusion detection systems (IDS), visit www.enterasys.com.

This press release contains projections and other forward-looking statements regarding the future revenue, cash flows and other financial performance of us or other future events and circumstances, and actual results, events and circumstances could differ materially. Such statements include, but are not limited to, statements reflecting management's expectations regarding our future financial performance; strategic relationships and market opportunities; and our other business and marketing strategies and objectives.

These statements may be identified with such words as "we expect", "we believe", "we anticipate", or similar indications of future expectations. These statements are neither promises nor guarantees, and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Such risks and uncertainties include, among other things, the following factors: the lingering effects of the recently settled SEC investigation and our financial statement restatements could materially harm our business, operating results and financial condition; worldwide economic weakness, deteriorating market conditions and recent political and social turmoil have negatively affected our business and revenues and made forecasting more difficult, which could harm our financial condition; we have a history of losses in recent years and may not operate profitably in the future; our quarterly operating results are likely to fluctuate, which could cause us to fail to meet quarterly operating targets and result in a decline in our stock price; we earn a substantial portion of our revenue for each quarter in the last month of each quarter, which reduces our ability to accurately forecast our quarterly results and increases the risk that we will be unable to achieve previously forecasted results; we may need additional capital to fund our future operations and, if it is not available when needed, our business and financial condition may be harmed; pending and future litigation could materially harm our business, operating results and financial condition; the limitations of our director and officer liability insurance may materially harm our financial condition; our failure to improve our management information systems and internal controls could harm our business; we have experienced significant turnover of senior management and our current management team has been together for only a limited time, which could harm our business operations; retaining key management and employees is critical to our success; there is intense competition in the market for enterprise network equipment, which could prevent us from increasing our revenue and achieving profitability; we may be unable to expand our indirect distribution channels, which may hinder our ability to grow our customer base and increase our revenue; we expect the average selling prices of our products to decrease over time, which may reduce our revenue and gross margins; we use several key components for our products that we purchase from single or limited sources, and we could lose sales if these sources fail to fulfill our need on a timely basis; we depend upon a limited number of contract manufacturers for substantially all of our manufacturing requirements, and the loss of any of our primary contract manufacturers would impair our ability to meet the demands of our customers; and those additional risks and uncertainties discussed in our most recent filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended December 28, 2002. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date hereof. We expressly disclaim any obligation to publicly update or revise any such statements to reflect any change in these forward-looking statements, or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

ENTERASYS NETWORKS, INC.
 CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

                                                                     SECOND QUARTER         FIRST QUARTER          SECOND QUARTER
                                                                          ENDED                ENDED                  ENDED
                                                                      JUNE 28, 2003         MARCH 29, 2003         JUNE 29, 2002
                                                                      -------------         --------------         -------------
Net revenue:
  Product                                                                $  79,973             $  74,461             $  85,046
  Services                                                                  28,402                29,996                35,016
                                                                         ---------             ---------             ---------

    TOTAL REVENUE                                                          108,375               104,457               120,062
Cost of revenue:
  Product                                                                   43,209                41,537                47,683
  Services                                                                  10,628                 9,970                12,258
                                                                         ---------             ---------             ---------

    TOTAL COST OF REVENUE                                                   53,837                51,507                59,941

      GROSS MARGIN                                                          54,538                52,950                60,121

Operating expenses:
  Research and development (a)                                              22,018                19,967                19,755
  Selling, general and administrative                                       44,777                44,668                56,168
  Amortization of intangible assets                                          1,571                 1,737                 2,177
  Stock-based compensation                                                      47                    74                   932
  Special charges (b)                                                        8,203                    --                20,239
                                                                         ---------             ---------             ---------
    Total operating expenses                                                76,616                66,446                99,271
                                                                         ---------             ---------             ---------


       LOSS FROM OPERATIONS                                                (22,078)              (13,496)              (39,150)

Interest income, net                                                         1,509                 1,661                 2,099
Other income (expense), net                                                (14,804)                  291               (15,881)
                                                                         ---------             ---------             ---------

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                        (35,373)              (11,544)              (52,932)
Income tax (benefit) expense                                                    --                   749                (4,697)
                                                                         ---------             ---------             ---------

LOSS FROM CONTINUING OPERATIONS                                            (35,373)              (12,293)              (48,235)
Discontinued operations:
    Loss on disposal (net of tax expense of $0)                                 --                    --                    --
                                                                         ---------             ---------             ---------
        Loss from discontinued operations                                       --                    --                    --

    NET LOSS                                                               (35,373)              (12,293)              (48,235)
Accretive dividend and accretion of discount on preferred  shares               --                (2,192)               (3,202)
                                                                         ---------             ---------             ---------
    Net loss available to common shareholders                            $ (35,373)            $ (14,485)            $ (51,437)
                                                                         =========             =========             =========

Basic and diluted loss per common share:
   Loss from continuing operations available to common shareholders      $   (0.17)            $   (0.07)            $   (0.25)
                                                                         ---------             ---------             ---------

   Loss from discontinued operations                                     $      --             $      --             $      --
                                                                         ---------             ---------             ---------

   NET LOSS AVAILABLE TO COMMON SHAREHOLDERS                             $   (0.17)            $   (0.07)            $   (0.25)
                                                                         =========             =========             =========



Basic and diluted weighted average number of common
   shares outstanding                                                      204,091               202,196               201,738
                                                                         =========             =========             =========



                                                                       SIX MONTHS        SIX MONTHS
                                                                         ENDED             ENDED
                                                                     JUNE 28, 2003       JUNE 29, 2002
                                                                     -------------       -------------
Net revenue:
  Product                                                                $ 154,434       $ 170,071
  Services                                                                  58,398          70,757
                                                                         ---------       ---------
    TOTAL REVENUE                                                          212,832         240,828
Cost of revenue:
  Product                                                                   84,746         110,447
  Services                                                                  20,598          21,940
                                                                         ---------       ---------

    TOTAL COST OF REVENUE                                                  105,344         132,387

      GROSS MARGIN                                                         107,488         108,441

Operating expenses:
  Research and development (a)                                              41,985          45,292
  Selling, general and administrative                                       89,445         121,796
  Amortization of intangible assets                                          3,308           4,354
  Stock-based compensation                                                     121           1,953
  Special charges (b)                                                        8,203          20,239
                                                                         ---------       ---------


    Total operating expenses                                               143,062         193,634
                                                                         ---------       ---------

       LOSS FROM OPERATIONS                                                (35,574)        (85,193)

Interest income, net                                                         3,170           4,057
Other income (expense), net                                                (14,513)        (31,661)
                                                                         ---------       ---------

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                        (46,917)       (112,797)
Income tax (benefit) expense                                                   749         (65,736)
                                                                         ---------       ---------

LOSS FROM CONTINUING OPERATIONS                                            (47,666)        (47,061)

Discontinued operations:
    Loss on disposal (net of tax expense of $0)                                 --         (11,700)
                                                                         ---------       ---------

        Loss from discontinued operations                                       --         (11,700)

    NET LOSS                                                               (47,666)        (58,761)
Accretive dividend and accretion of discount on preferred  shares           (2,192)         (6,372)
                                                                         ---------       ---------
    NET LOSS AVAILABLE TO COMMON SHAREHOLDERS                            $ (49,858)      $ (65,133)
                                                                         =========       =========


Basic and diluted loss per common share:
   Loss from continuing operations available to common shareholders      $   (0.25)      $   (0.27)
                                                                         ---------       ---------

   Loss from discontinued operations                                     $      --       $   (0.06)
                                                                         ---------       ---------

   Net loss available to common shareholders                             $   (0.25)      $   (0.32)
                                                                         =========       =========



Basic and diluted weighted average number of common
   shares outstanding                                                      202,771         201,230
                                                                         =========       =========

(a) Excludes non-cash stock-based compensation. For all the periods presented, the entire amount of stock-based compensation was related to research and development.

(b) For the quarter ended June 28, 2003, the Company recorded special charges of $8.2 million of which $7.4 million consisted of employee severance costs and $0.8 million for facility exit costs. For the quarter ended June 29, 2002, the Company recorded special charges of $20.2 million for employee severance costs.

ENTERASYS NETWORKS, INC
 CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

                                                                                                      JUNE 28,       DECEMBER 28,
                                                                                                       2003             2002
                                                                                                     --------        -----------
                                                              ASSETS
                                                                                                     (UNAUDITED)        (A)
Current assets:
  Cash and cash equivalents                                                                             $105,673      $136,193
  Marketable securities                                                                                   45,123        82,853
  Accounts receivable, net                                                                                38,232        41,683
  Inventories, net                                                                                        40,411        44,552
  Income tax receivable                                                                                    6,676        38,695
  Notes receivable                                                                                           627         2,500
  Prepaid expenses and other current assets                                                               18,725        17,220
                                                                                                        --------      --------
    TOTAL CURRENT ASSETS                                                                                 255,467       363,696

Restricted cash, cash equivalents and marketable securities                                               19,880        24,450
Long-term marketable securities                                                                           44,822        69,766
Investments                                                                                               21,782        39,135
Property, plant and equipment, net                                                                        40,704        47,407
Goodwill                                                                                                  15,129        15,129
Intangible assets, net                                                                                    20,548        21,764
                                                                                                        --------      --------
    TOTAL ASSETS                                                                                        $418,332      $581,347
                                                                                                        ========      ========

                                                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                                                      $ 34,396      $ 47,589
  Accrued compensation and benefits                                                                       26,556        30,909
  Other accrued expenses                                                                                  31,479        42,795
  Accrued restructuring charges                                                                           12,360         7,682
  Deferred revenue                                                                                        50,224        55,982
  Customer advances and billings in excess of revenues                                                    10,997         7,398
  Income taxes payable                                                                                    48,565        48,242
  Current portion of redeemable convertible preferred stock                                                   --        94,800
                                                                                                        --------      --------
    TOTAL CURRENT LIABILITIES                                                                            214,577       335,397
Stockholders' equity                                                                                     203,755       245,950
                                                                                                        --------      --------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                          $418,332      $581,347
                                                                                                        ========      ========


(a) The balance sheet at December 28, 2002 has been derived from the audited consolidated financial statements at that date, but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

ENTERASYS NETWORKS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)


                                                                                                 SIX MONTHS             SIX MONTHS
                                                                                                   ENDED                  ENDED
                                                                                                JUNE 28, 2003          JUNE 29, 2002
                                                                                                -------------          -------------
Cash flows from operating activities:
  Net loss                                                                                       $ (47,666)             $ (58,761)
  Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
    Loss from discontinued operations                                                                   --                 11,700
    Depreciation and amortization                                                                   14,900                 21,729
    Provision for losses (recoveries) on accounts receivable                                        (4,320)                  (452)
    Provision for excess and obsolete inventory                                                      2,790                    142
    Loss on investment write-downs                                                                  16,250                 12,556
    Other non-cash adjustments                                                                      (3,283)                18,757
    Changes in current assets and liabilities                                                       17,921                (31,651)
                                                                                                ---------               ---------
      Net cash provided by (used in) operating activities                                           (3,408)               (25,980)
                                                                                                ---------               ---------

Cash flows from investing activities:
    Capital expenditures and purchase of assets                                                     (8,231)               (13,993)
    Other investing activities                                                                      68,661                 27,905
                                                                                                 ---------              ---------
      Net cash provided by (used in) investing activities                                           60,430                 13,912
                                                                                                ---------               ---------

Cash flows from financing activities:
    Net payments for redemption of Series D and E Preferred Stock                                  (97,138)                    --
    Other financing activities                                                                       8,373                 18,666
                                                                                                 ---------              ---------
      Net cash (used in) provided by financing activities                                          (88,765)                18,666
                                                                                                ---------               ---------

Effect of exchange rate changes on cash                                                              1,223                  1,070
                                                                                                 ---------              ---------

Cash flows related to discontinued operations                                                           --                 23,622
                                                                                                 ---------              ---------

Net increase in cash and cash equivalents                                                          (30,520)                31,290
Cash and cash equivalents at beginning of period                                                   136,193                114,800
                                                                                                 ---------              ---------
Cash and cash equivalents at end of period                                                       $ 105,673              $ 146,090
                                                                                                 =========              =========